UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): February 16, 2009
PetSmart, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-21888	94-3024325

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
19601 North 27th Avenue, Phoenix, Arizona 85027

(Address of Principal Executive Offices) (Zip Code)
(623) 580-6100

(Registrant’s telephone number, including area code)
N/A

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
EX-10.1
EX-10.2

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e)
Cash Bonuses for Fiscal Year Ending January 31, 2010
     On February 16, 2009, the Compensation Committee of the Board of Directors, or the Committee, selected the following business criteria pursuant to PetSmart’s Executive Short-Term Incentive Plan, or the ESTIP, for determining the amount of the cash bonuses that may be awarded to our executive officers for our fiscal year ending January 31, 2010:
—	Earnings per share of PetSmart as set forth in PetSmart’s audited financial statements; and

—	Increase in comparable store sales as calculated from PetSmart’s audited financial statements. (1)

(1)	Defined as sales in stores open at least one year as measured by comparing fiscal year 2009 to fiscal year 2008.
     The Committee also provided for additional potential cash bonuses for executive officers using end-of-year net cash as calculated from PetSmart’s audited financial statements, as adjusted. End-of-year net cash is defined as cash, restricted cash and cash equivalents, less outstanding debt on our revolving credit agreement, as adjusted for: (i) changes to our current dividend policy, (ii) any common stock share repurchases, (iii) changes in capital expenditures due to Board approved increases to our fiscal year 2009 budget or decreases from fewer new store openings, and (iv) changes to our accounts payable policies relative to payment terms. As this metric has not been approved by our stockholders pursuant to the ESTIP, amounts awarded pursuant to achievement of this metric will not be qualify as performance-based compensation pursuant to Section 162(m) of the Internal Revenue Code.
     The Compensation Committee also approved the following target bonuses, multipliers and business criteria weightings. The following chart has been prepared by combining both the ESTIP awards and the end-of the year net cash award.

	CEO	President/COO	CFO	SVP
Bonus
Target Bonus as a percent of salary	100%	75%	50%	50%
Multiplier due to achievement against target criteria	up to 3 times	up to 3 times	up to 3 times	up to 3 times

Criteria
Earnings per share	50%	50%	50%	50%
Comparable store sales	25%	25%	25%	25%
End-of-year net cash	25%	25%	25%	25%
The achievement, or lack thereof, of the end-of-year net cash metric will not affect potential payments under the ESTIP.
2009 Performance Share Unit Program
     On February 16, 2009, the Committee also approved the performance criteria for our 2009 Performance Share Unit Program, or the Program. Grants under the Program will be made from our 2006 Equity Incentive Plan. The Committee established the Program to provide greater linkage of pay and performance, help focus key employees on achieving a key performance goal, and provide significant award upside for achieving outstanding performance, while maintaining a level of total direct compensation competitiveness for participants. All members of our senior management team and other key members of management will participate in the Program. The Committee approved the grant of performance share units in a number equal to a specified dollar value divided by greater of: (i) the closing price of our common stock as reported on the NASDAQ Global Select Market on March 9, 2009, the third business day following the release of our fiscal year 2008 financial results, or (ii) $17.00.
     For fiscal year 2009, the actual number of performance share units awarded to each participant will be set at a minimum threshold of 50% of his or her target number of performance share units, regardless of performance results. The performance criteria require that we achieve a minimum end-of-year net cash threshold before participants may be awarded more than 50% of the target number of performance share units. If the initial performance threshold is not achieved, 50% of the target number of performance share units will be awarded, and participants will forfeit the remainder of the target award. If the initial performance threshold is met, the Program then provides, using the performance criteria, for the calculation of additional performance share units to be awarded, depending on the level of actual achievement. If we achieve between 50% to 150% of the “target” amount of end-of-year net cash, each participant will earn between 50% to 150% of his or her target number of performance share units, with linear interpolation for achievement falling between the specified performance levels, rounded up to the next whole number of performance share units. For example, if performance results are 75% of the target amount of end-of-year cash, 75% of the target number of performance share units will be awarded. If we achieve 150% of the “target” amount of end-of-year cash, each participant will earn 150% of his or her target number of performance share units.
     Performance share units will be awarded upon certification by the Committee of actual performance achievement following our 2009 fiscal year-end, subject to specified change of control exceptions that will accelerate the award of the performance share units. Thereafter, any awarded performance units are subject to time-based vesting and will cliff vest on the third anniversary of the grant date (currently expected to be March 9, 2012), contingent upon the participant’s continued service to PetSmart. The awarded performance share units may also earlier vest upon the participant’s termination of employment due to retirement or upon specified change of control transactions. The shares of common stock will be issued to the participant once the performance share units vest.
     The target awards and maximum awards for the performance share units granted to our principal executive officer, principal financial officer and other named executive officers, as set forth in our proxy statement for our fiscal year 2007, expressed in dollars as of the grant date1, are as follows:

		Minimum	Target	Maximum
Officer	Title	Award ($ value)	Award ($ value)	Award ($ value)
Philip L. Francis	Chairman and Chief Executive Officer	$525,000	$1,050,000	$1,575,000
Robert F. Moran	President and Chief Operating Officer	$525,000	$1,050,000	$1,575,000
Lawrence P. Molloy	Senior Vice President, Chief Financial Officer	$327,500	$655,000	$982,500
Joseph D. O’Leary	Senior Vice President, Supply Chain	$327,500	$655,000	$982,500
David K. Lenhardt	Senior Vice President, Store Operations and Services	$327,500	$655,000	$982,500
     A participant may earn less than his or her target award, but in no event may a participant earn an award in excess of his or her maximum award.
     The description of the Program contained herein is a summary of the material terms of the Program, does not purport to be complete and is qualified in its entirety by reference to the 2006 Equity Incentive Plan, which is filed as Exhibit 10.21 to PetSmart’s Annual Report on Form 10-K for the fiscal year ended January 28, 2007 (File No. 0-21888), filed with the Securities and Exchange Commission on March 28, 2007, (ii) the Form of Award Grant

[1]	If the actual share price is below $17.00, the number of Performance Units awarded would be based on a $17.00 share price, but the actual dollar value of the grant will equal the resulting number of Performance Units multiplied by the lower actual share price.

Notice and Performance Share Award Agreement filed as Exhibit 10.1 hereto, and (iii) the 2009 Performance Share Unit Program filed as Exhibit 10.2 hereto, each of which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d)

Exhibit No.	Description

10.1	Form of Performance Share Unit Grant Notice and Performance Share Unit Agreement.

10.2	2009 Performance Share Unit Program.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PetSmart, Inc.
	By:	/S/ SCOTT A. CROZIER
Dated: February 19, 2009		Scott A. Crozier
Senior Vice President, General Counsel, Secretary and Chief Compliance Officer

EXHIBITS

Exhibit No.	Description

10.1	Form of Performance Share Unit Grant Notice and Performance Share Unit Agreement.

10.2	2009 Performance Share Unit Program.